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                                                                    EXHIBIT 10.2
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                  AMENDMENT NO. 1 TO ASSET EXCHANGE AGREEMENT

          This Amendment No. 1 is dated as of January 28, 1997 and amends the Asset Exchange Agreement (the "Agreement"), dated as of November 20, 1996, by and among Combined Communications Corporation of Oklahoma, Inc. ("Combined"), Multimedia Entertainment, Inc. ("Multimedia"), WZZM Argyle Television, Inc. ("WZZM Argyle"), Grand Rapids Argyle Television, Inc. ("Grand Rapids Argyle"), WGRZ Argyle Television, Inc. (WGRZ Argyle") and Buffalo Argyle Television, Inc. ("Buffalo Argyle").

          Immediately prior to the closing under the Agreement, Grand Rapids Argyle, WGRZ Argyle, and Buffalo Argyle will be merged with and into WZZM Argyle, which will change its name to "Ohio/Oklahoma Argyle Television, Inc." In addition, the parties anticipate that they will be assigning their rights under the Agreement, as amended, to a person that will be a qualified intermediary (the "QI") as that term is used in the regulations under section 1031 of the Internal Revenue Code of 1986. In order to reflect these and other changes, the parties hereby amend the Agreement as follows.

          1.   Parties.  The Gannett Parties acknowledge and consent to the
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above-described merger of Grand Rapids Argyle, WGRZ Argyle and Buffalo Argyle
into WZZM Argyle, and all references to an "Argyle Party", "Argyle", or the "Argyle Parties" in the Agreement after such merger shall be deemed references to WZZM Argyle.

          2.   Assignment.  The second sentence of Section 12.9 of the Agreement
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is hereby amended to read as follows:

          This Agreement shall not be assigned by any party hereto, except (a) any party may assign or transfer this Agreement to any of its affiliates or subsidiaries, (b) any party may assign its rights under this Agreement to a QI that has been appointed pursuant to the procedures of Section 12.15, and (c) a QI that has been assigned rights under this Agreement may assign those rights to the assignor of those rights.

          3.   Appointment of QI.  Section 12.15 is hereby added to the
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Agreement, to read as follows:

          In order to facilitate the exchanges contemplated by this Agreement, the parties agree to use a qualified intermediary, as that term is used in Regulation section 1.1031(k)-1(g)(4). The QI shall be nominated by Gannett within ten business days of the date of Amendment No. 1 to this Agreement. At the time of such nomination, Gannett shall disclose to Argyle an estimate of the fee that will be charged by the QI. The person so nominated shall be appointed the QI upon the approval of Argyle, which approval shall not be unreasonably withheld and shall be deemed given if Argyle does not act on the nomination within 2 business days of notice to Argyle of the nomination. Fees charged by the QI shall be paid equally by Gannett and Argyle.
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          4.   Escrow.  Section 3.1(b) is hereby amended to read as follows:
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          In exchange for the Gannett TV Stations Assets and the assumption of certain obligations of Gannett pursuant to Section 2.3 above, Argyle shall, subject to Article VIII and Section 12.15 below, at the Closing, deliver to Gannett the Argyle TV Stations Assets, and deposit Twenty Million Dollars ($20,000,000) in cash (the "Boot") in a qualified escrow account or a qualified trust, as those terms are used in Regulation (S)1.1031(k)-1(g)(3) (the "Escrow Account") to be held by an escrow agent appointed by Gannett. Any income earned by the amount held in the Escrow Account shall be for the account of Gannett, and any costs of the escrow agent and the Escrow Account shall be paid by Gannett.

          5.   Tax Allocations.  The phrase "Prior to" appearing at the
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beginning of Section 3.2 is hereby changed to read "No later than 40 days after". The phrase "which shall be attached to this Agreement on or prior to the Closing Date" following "Schedule 3.2" in Section 3.2 is hereby changed to read
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"which shall be attached to this Agreement no later than 40 days after the
Closing Date."

          6.   Employees.
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               (a)  The parties acknowledge and agree that they have provided, within the required time periods, the notices required to be provided in the second sentence of section 12.3(a), the second sentence of Section 12.3(c) and the first sentence of Section 12.3(f).

               (b) Clause (i) of the last sentence of Section 12.3(a) of the Agreement is hereby amended to read as follows:

               ...by reason of termination of employment pursuant to this Agreement, except for discrimination claims based solely on the event of termination (but not discrimination claims based on any wrongful conduct by Argyle alleged to have occurred before the event of termination).

               (c) clause (i) of the last sentence of Section 12.3(c) of the Agreement is hereby amended to read as follows:

               ...by reason of termination of employment pursuant to this Agreement, except for discrimination claims based solely on the event of termination (but not discrimination claims based on any wrongful conduct by Gannett alleged to have occurred before the event of termination).

          7.   Collective Bargaining Agreements.  Notwithstanding any other
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provision in the Agreement, Argyle shall not assume any collective bargaining agreements between Gannett and Radio and Television Broadcast Engineers, Local No. 1224 of the International Brotherhood of Electrical Workers at television broadcast station WLWT in Cincinnati,

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Ohio.  Argyle shall assume any collective bargaining agreement between Gannett and the American Federation of Television and Radio Artists and its Tri-State Local at television broadcast station WLWT in Cincinnati, Ohio.

          8.   Miscellaneous.  Except as otherwise expressly provided in this
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Amendment No. 1, all of the terms, covenants and conditions of the Agreement remain in full force and effect.





                           [signature page follows]
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          In witness whereof, the parties have executed this Amendment No. 1 as of the date first above written.

                              COMBINED COMMUNICATIONS
                              CORPORATION OF OKLAHOMA, INC.

                              By:     /s/ Daniel S. Ehrman, Jr.
                              Title:  Vice President


                              MULTIMEDIA ENTERTAINMENT, INC.

                              By:     /s/ Daniel S. Ehrman, Jr.
                              Title:  Vice President


                              WZZM ARGYLE TELEVISION, INC.

                              By:     /s/ Dean H. Blythe
                              Title:  Vice President


                              GRAND RAPIDS ARGYLE TELEVISION,
                              INC.

                              By:     /s/ Dean H. Blythe
                              Title:  Vice President


                              WGRZ ARGYLE TELEVISION, INC.

                              By:     /s/ Dean H. Blythe
                              Title:  Vice President


                              BUFFALO ARGYLE TELEVISION, INC.

                              By:     /s/ Dean H. Blythe
                              Title:  Vice President

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